EXHIBIT 10.24

Amendment No. 2 TO
mASTER rEPURCHASE Agreement

This Amendment No. 2 (this “Amendment”), dated as of December 16, 2014, amends that certain Master Repurchase Agreement, dated as of December 24, 2012, as amended by that certain Amendment No. 1, dated as of December 20, 2013 (as amended, the “Repurchase Agreement”), between Stonegate Mortgage Corporation, as seller (the “Seller”), and Barclays Bank PLC, as purchaser and agent (the “Purchaser”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Repurchase Agreement.

WHEREAS, the parties hereto desire to amend the Repurchase Agreement as described below.
NOW, THEREFORE, pursuant to the provisions of the Repurchase Agreement concerning modification and amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed between the Seller and the Purchaser as follows:
Section 1.Amendment. The Repurchase Agreement is hereby amended as follows:
(a)    Section 2 of the Repurchase Agreement is hereby amended by adding the following defined term in its proper alphabetical sequence:
“Approved Investor” means any of the entities identified on Schedule 1 hereto.
(b)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Maturity Date” in its entirety and replacing it with the following:
“Maturity Date” means December 15, 2015.
(c)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Eligible Mortgage Loan” in its entirety and replacing it with the following:
“Eligible Mortgage Loan” means a Mortgage Loan that (i) satisfies each of the representations and warranties in Exhibit B to the Agreement in all material respects, (ii) if such Mortgage Loan is (a) a Ginnie Mae Mortgage Loan, Fannie Mae Mortgage Loan or Freddie Mac Mortgage Loan, is in Strict Compliance with the eligibility requirements of the Ginnie Mae Program, Fannie Mae Program, or Freddie Mac Program, respectively, or (b) a Jumbo Mortgage Loan, was (x) underwritten and originated in accordance with Purchaser’s underwriting guidelines attached hereto as Exhibit J or (y) underwritten and originated in accordance with Seller’s underwriting guidelines, but only if Seller has provided Purchaser written notice of any deviation from Purchaser’s underwriting guidelines, (iii) contains all required documents in the Mortgage File without exceptions unless otherwise waived by Purchaser or permitted below, (iv) satisfies such other customary criteria for eligibility determined by the Purchaser and (v) satisfies the Additional Eligible Loan Criteria.
(d)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Takeout Investor” in its entirety and replacing it with the following:

“Takeout Investor” means (x) for non-Jumbo Mortgage Loans, either (i) Barclays Capital, Inc., or any successor thereto, (ii) any member of the Mortgage Backed Securities Division of the Fixed Income Clearing Corporation listed in Exhibit F or (iii) any other Person approved by Agent in its sole discretion and (y) for Jumbo Mortgage Loans, either (i) Barclays Bank PLC, or any successor thereto, or (ii) any Approved Investor.
(e)    Section 14(g)(i) of the Repurchase Agreement is hereby amended by deleting paragraph (B) in its entirety and replacing it with the following:
(B)    [Reserved].
(f)    Section 17 of the Repurchase Agreement is hereby amended by deleting clause (l) in its entirety and replacing it with the following:
(l)    [Reserved;]
(g)    Exhibit A to the Repurchase Agreement is hereby amended by adding the following clause (vi) in its proper numerical sequence:
(vi)    Attached hereto as Schedule Three is a report detailing the Seller’s total warehouse capacity and utilization for the prior calendar month.
(h)     The Repurchase Agreement is hereby amended by adding Schedule 1, attached hereto as Exhibit A.
Section 2.Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement. In addition, as a condition precedent to the effectiveness of this Amendment, Seller shall have paid to Purchaser the fee set forth in Section 2 of Amendment No. 4 to Pricing Side Letter to Master Repurchase Agreement, dated as of December 16, 2014, by and between Seller and Purchaser.
Section 3.Effectiveness of Amendment. The parties hereto agree that this Amendment shall not be effective until the later of (i) the execution and delivery of this Amendment by the parties hereto and (ii) the satisfaction of the condition precedent specified in Section 2 above.
Section 4.Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Repurchase Agreement shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. After this Amendment becomes effective, all references in the Repurchase Agreement (or in any other document relating to the Mortgage Loans) to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Repurchase Agreement shall be deemed to be references to such Repurchase Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Repurchase Agreement other than as set forth herein.
Section 5.Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section 6.Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Repurchase Agreement or any provision hereof or thereof.
Section 7.Representations. In order to induce the Purchaser to execute and deliver this Amendment, the Seller hereby represents to Purchaser that as of the date hereof (i) it is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.
Section 8.GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 9.Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Amendment No. 2 to Stonegate/Barclays MRA
IN WITNESS WHEREOF, each undersigned party has caused this Amendment No. 2 to the Master Repurchase Agreement to be duly executed by one of its officers thereunto duly authorized as of the date and year first above written.
STONEGATE MORTGAGE CORPORATION, as Seller

By:
Name:
Title:

BARCLAYS BANK PLC, as Purchaser and Agent

By:
Name:
Title:

EXHIBIT A

SCHEDULE 1
Approved Investors

Barclays Bank PLC